CONSENT OF PRICEWATERHOUSECOOPERS LLP


CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Louisiana Casino Cruises, Inc. of our report dated January 6, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 6, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


                    PricewaterhouseCoopers LLP

New Orleans, Louisiana
                         February 24, 2000